UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 9, 2012

Date of report (Date of earliest event reported)

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

Overview

On March 7, 2012 (the “Closing Date”), CRC Health Corporation (the “Company”) entered into an amendment agreement (the “Amended Credit Agreement”) to amend and restate the Company’s Credit Agreement, dated as of February 6, 2006, as amended and restated on November 17, 2006 and as further amended and restated on January 20, 2011 (the “Existing Credit Agreement”), among the Company, CRC Health Group, Inc., Citibank, N.A. as administrative agent (in such capacity, the “Administrative Agent”), collateral agent, swing line lender and L/C issuer, the other lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as documentation agent, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, GE Capital Markets, Inc. and Credit Suisse Securities (USA) LLC, as joint bookrunners.

Pursuant to the Amended Credit Agreement, the Company refinanced the entire aggregate principal amount (approximately $81,000,000) of its existing Term B-1 tranche of term loans (the “Term B-1 Loans”) with all of the cash proceeds (net of related fees and expenses) from a new tranche of term loans (the “Term B-3 Loans”) issued with an original issue discount of 4.00%. All term loans under the Company’s senior secured credit facility will mature on November 16, 2015 (the “Maturity Date”). The Amended Credit Agreement continues to provide an aggregate amount of $63,000,000 of revolving commitments (the “Revolving Credit Commitments”), which will terminate on August 16, 2015.

Interest Rates and Fees

The interest rates with respect to the Term B-3 Loans under the Amended Credit Agreement are based on: (i) for LIBOR loans for any interest period, a rate per annum equal to the LIBOR rate as determined by the Administrative Agent (but not less than 1.50%), plus an applicable margin of 7.00%, subject to an increase to 8.00% during any period that the Company’s public corporate family rating from Moody’s Investor Service, Inc. (“Moody’s) is not at least B3 or the Company’s public corporate credit rating from Standard & Poor’s Ratings Services (“S&P”) is not at least B-, and (ii) for base rate loans, a rate per annum equal to the greater of (x) the prime rate of the Administrative Agent and (y) the federal funds rate plus one-half of 1.00% (but, in either case, not less than 2.50%), plus an applicable margin of 6.00%, subject to an increase to 7.00% during any period that the Company’s public corporate family rating from Moody’s is not at least B3 or the Company’s public corporate rating credit rating from S&P is not at least B-. The interest rates for LIBOR loans and base rate loans with respect to the Revolving Credit Commitments and the existing term loans that were not refinanced pursuant to the Amended Credit Agreement (the “Term B-2 Loans”), as set forth in the Existing Credit Agreement, were not modified by the Amended Credit Agreement.

Under the Amended Credit Agreement, the Company is required to pay to the Administrative Agent for the account of each lender of Term B-3 Loans (each, a “Term B-3 Lender”) (x) on March 31, 2013, a fee equal to 1.00% of the outstanding principal amount of such Term B-3 Lender’s Term B-3 Loans as of such date, (y) on March 31, 2014, a fee equal to 1.50% of the outstanding principal amount of such Term B-3 Lender’s Term B-3 Loans as of such date and (z) on the Maturity Date, a fee equal to 1.50% of the outstanding principal amount of such Term B-3 Lender’s Term B-3 Loans as of such date.

The Amended Credit Agreement did not modify any other provisions in the Existing Credit Agreement with respect to administrative and other fees payable thereunder.

Prepayments

The Term B-3 Loans are subject to a 1.00% prepayment premium to the extent such Term B-3 Loans are refinanced or the terms thereof are amended for the purpose of reducing the applicable yield with respect thereto, in each case prior to the first anniversary of the Closing Date. Otherwise, the provisions relating to prepayments and commitment reductions under the Amended Credit Agreement are substantially similar to those under the Existing Credit Agreement.

Amortization of Term Loans

The Amended Credit Agreement requires scheduled quarterly payments in respect of (i) the Term B-2 Loans equal to (x) the percentage of all term loans outstanding on the Closing Date constituting Term B-2 Loans multiplied by (y) 0.25% of the aggregate amount of all term loans outstanding on November 17, 2006 (the amount in this clause (y), the “Quarterly Amortization Amount”) and (ii) the Term B-3 Loans equal to (x) the percentage of all term loans outstanding on the Closing Date constituting Term B-3 Loans multiplied by (y) the Quarterly Amortization Amount, which payments in each case are subject to certain reductions, with the balance paid in the final quarterly installment.

Collateral and Guarantees

The provisions relating to guarantees and security in respect of obligations under the Amended Credit Agreement are substantially similar to those under the Existing Credit Agreement.

Restrictive Covenants and Other Matters

The Amended Credit Agreement did not modify the provisions relating to affirmative covenants, negative covenants, financial covenants, representations and warranties and events of default, as set forth in the Existing Credit Agreement.

The above summary of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, the Company incurred approximately $87,600,000 of Term B-3 Loans under the Amended Credit Agreement. All of the cash proceeds from the issuance of the Term B-3 Loans (net of related fees and expenses) were used to refinance all of the Company’s outstanding Term B-1 Loans. The information reported above under Item 1.01 with respect to the Company’s Amended Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10. 1 Third Amendment Agreement, dated as of March 7, 2012, among CRC Health Group, Inc., CRC Health Corporation, the Subsidiary Guarantors party thereto and Citibank, N.A., as Administrative Agent and as Collateral Agent, and the Lenders party thereto.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “should” or “could.” Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: effect of healthcare reform and other changes in government reimbursement for the Company’s services; reductions in the availability of governmental and private financial aid for the Company’s youth treatment programs; the Company’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that the Company has violated applicable regulations; attempts by local residents to force the closure or relocation of the Company’s facilities; the potentially difficult, unsuccessful or costly integration of acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment programs; implementation of the strategic plan for improving performance of the Aspen business may not be successful; the possibility that commercial payors for the Company’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in the Company’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits the Company’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of the Company’s management; claims asserted against the Company or lack of adequate available insurance; Securities and Exchange Commission review of financial restatements; a material weakness in our internal controls over financial reporting, and certain restrictive covenants in the Company’s debt documents and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 filed on October 17, 2011, and that are otherwise described from time to time in the Company’s Securities and Exchange Commission filings after this Current Report on Form 8-K. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements made or possibly made in this report will in fact be realized, and they should not be relied upon as a representation by the Company or its management that the projected results will be achieved. Accordingly, actual results may vary from the forecasted results and such variations may be material. Except as otherwise required by applicable securities laws, we disclaim any intention or obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 9, 2012

CRC HEALTH CORPORATION

By:	/s/ LEANNE M. STEWART
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Index to Exhibits

10. 1 Third Amendment Agreement, dated as of March 7, 2012, among CRC Health Group, Inc., CRC Health Corporation, the Subsidiary Guarantors party thereto and Citibank, N.A., as Administrative Agent and as Collateral Agent, and the Lenders party thereto.